UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR 12(G) OF THE
SECURITIES EXCHANGE ACT OF 1934
Cott Corporation
(Exact name of registrant as specified in its charter)

Canada	None
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

207 Queen’s Quay West, Suite 340
Toronto, Ontario	M5J 1A7

4211 W. Boy Scout Boulevard, Suite 290
Tampa, Florida, United States	33607
(Addresses of principal executive offices)	(Zip codes)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:

Rights attached to Common Shares without nominal or par value pursuant to Rights Agreement	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: Not applicable.
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.
     On April 25, 2007, Cott Corporation (the “Company”) entered into a Shareowner Rights Plan Agreement with Computershare Investor Services Inc. (the “Rights Agreement”), which provides for the issuance of one right (a “Right”) for each outstanding common share without nominal or par value outstanding at 8:01 p.m. (Toronto time) on April 25, 2007.
     The description of the Rights Agreement and the Rights is included in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 27, 2007 (the “Form 8-K”) and is incorporated by reference herein. Such description does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement (including the form of Rights Certificate, attached thereto as Exhibit A) which is incorporated herein by reference to Exhibit 4.1 to the Form 8-K.
Item 2. Exhibits
The following exhibits are filed as a part hereof.

Exhibit	Description
1.	Shareowner Rights Plan Agreement, dated as of April 25, 2007, between Cott Corporation and Computershare Investor Services Inc., incorporated by reference from the registrant’s Current Report on Form 8-K filed on April 27, 2007.

2.	Press Release dated April 25, 2007, incorporated by reference from the registrant’s Current Report on Form 8-K filed on April 27, 2007.

3.	Subscription Agreement dated as of June 12, 1998 for Cott Corporation’s (as issuer) Convertible Participating Voting Second Preferred Shares, Series 1 (incorporated by reference to Exhibit 4.2 to the registrant’s Form 10-K filed March 31, 2000).

4.	Indenture dated as of December 21, 2001, between Cott Beverages Inc. (as issuer) and HSBC Bank USA (as trustee) (incorporated by reference to Exhibit 4.3 to the registrant’s Form 10-K filed March 8, 2002).

5.	Registration Rights Agreement dated as of December 21, 2001, among Cott Beverages Inc., the Guarantors named therein and Lehman Brothers Inc., BMO Nesbitt Burns Corp. and CIBC World Markets Corp. (incorporated by reference to Exhibit 4.4 to the registrant’s Form 10-K filed March 8, 2002).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

COTT CORPORATION

Date: April 27, 2007	By:	/s/ Mark Halperin

Name: Mark Halperin
Title: Chief Legal & Ethics Officer Corporate Secretary

EXHIBIT INDEX

Exhibit	Description
1.	Shareowner Rights Plan Agreement, dated as of April 25, 2007, between Cott Corporation and Computershare Investor Services Inc., incorporated by reference from the registrant’s Current Report on Form 8-K filed on April 27, 2007.

2.	Press Release dated April 25, 2007, incorporated by reference from the registrant’s Current Report on Form 8-K filed on April 27, 2007.

3.	Subscription Agreement dated as of June 12, 1998 for Cott Corporation’s (as issuer) Convertible Participating Voting Second Preferred Shares, Series 1 (incorporated by reference to Exhibit 4.2 to the registrant’s Form 10-K filed March 31, 2000).

4.	Indenture dated as of December 21, 2001, between Cott Beverages Inc. (as issuer) and HSBC Bank USA (as trustee) (incorporated by reference to Exhibit 4.3 to the registrant’s Form 10-K filed March 8, 2002).

5.	Registration Rights Agreement dated as of December 21, 2001, among Cott Beverages Inc., the Guarantors named therein and Lehman Brothers Inc., BMO Nesbitt Burns Corp. and CIBC World Markets Corp. (incorporated by reference to Exhibit 4.4 to the registrant’s Form 10-K filed March 8, 2002).